                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   TRITON ENERGY CORPORATION
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                    TRITON ENERGY CORPORATION
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                           TRITON ENERGY CORPORATION
                   6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400
                              DALLAS, TEXAS 75206
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 1994

To the Shareholders of
TRITON ENERGY CORPORATION

    Notice is hereby given that the annual meeting of shareholders of Triton Energy Corporation (the "Company"), a Texas corporation, will be held at 11:00 a.m., Dallas time, on Thursday, November 10, 1994, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 for the following purposes:

    (1) To elect five directors to serve until the third annual meeting of shareholders to occur after the November 10, 1994 meeting, or until their respective successors shall have been duly elected and qualified; and

    (2) To consider and act upon such other matters as may properly come before the meeting.

    Only holders of record of Common Stock at the close of business on September 22, 1994, are entitled to receive notice of and to vote at the meeting, or any adjournment or adjournments thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY TO THE COMPANY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

    This notice, the Annual Report to Shareholders, the Proxy Statement and the proxy card that are enclosed herewith are sent to you by order of the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          Robert B. Holland, III
                                          SECRETARY
Dallas, Texas
October 3, 1994

                           TRITON ENERGY CORPORATION
                   6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400
                              DALLAS, TEXAS 75206
                                 (214) 691-5200

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 1994

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of Triton Energy Corporation (the "Company"), a Texas corporation, in connection with the solicitation, by order of the Board of Directors on behalf of the management of the Company, of proxies to be voted at the annual meeting of shareholders of the Company to be held on November 10, 1994 (the "Annual Meeting"), and at any and all adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate date on which this Proxy Statement, the Notice of Annual Meeting and the accompanying card were first sent or given to shareholders was October 3, 1994.

    The purpose of the Annual Meeting is to consider and act upon (i) the election of five directors to serve until the third annual meeting of shareholders to occur after the Annual Meeting, or until their successors have been duly elected and qualified; and (ii) such other matters as may properly come before the Annual Meeting or any adjournment thereof.

    Proxies in the accompanying form that are properly executed, returned to the Company and not revoked will be voted at the Annual Meeting. Any shareholder has the unconditional right to revoke his proxy at any time before it is voted. Proxies may be revoked by duly executing a later dated proxy relating to the shares being voted or by attending the Annual Meeting and voting by ballot in person (attending the Annual Meeting without executing a ballot will not constitute revocation of a proxy). A proxy in the accompanying form which is properly executed, received by the Company and not revoked will be voted only as specified in the proxy. Unless the shareholder specifies otherwise, a proxy in the accompanying form which is properly executed, returned by a shareholder to the Company and not revoked will be voted (i) FOR the election of the five individuals who have been nominated by the Board of Directors to serve as directors of the Company; and (ii) at the discretion of the proxy holders with regard to any other matters that may properly come before the Annual Meeting.

    Management of the Company knows of no matters other than as described in the accompanying Notice of Annual Meeting that are likely to be brought before the meeting. However, if any other matters, not now known, properly come before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on such matters.

                       VOTING AND PRINCIPAL SHAREHOLDERS

    At September 22, 1994, the Record Date (herein so called) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, there were outstanding 35,502,143 shares of Common Stock which were held of record by approximately 7,034 shareholders. Each share of Common Stock is entitled to one vote on any matter to come before the Annual Meeting.

    The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. Approval of the proposal to elect the five nominees to serve as directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon, provided a quorum is present. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. The holders of Common Stock have no appraisal or similar rights with respect to any matter scheduled to be voted on at the Annual Meeting.

    The following table sets forth information as of September 22, 1994, except as noted below, regarding the beneficial ownership of capital stock of the Company by each person known to the Company to own 5% or more of the outstanding shares of the Common Stock, each director of the Company and each nominee for director, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for fiscal 1994 and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of capital stock owned by them, unless otherwise noted.

                                                                                         AMOUNT AND
                                                                                           NATURE
NAME AND ADDRESS                                                                       OF BENEFICIAL     PERCENT OF
OF BENEFICIAL OWNER                                                                     OWNERSHIP(1)        CLASS
- - - -----------------------------------------------------------------------------------  ------------------  -----------
Oppenheimer Group, Inc.
 Oppenheimer Tower, World Financial Center
 New York, New York 10281..........................................................     4,084,372            11.50%
Dietche & Field Advisers, Inc.
 437 Madison Avenue
 New York, New York 10022..........................................................     2,674,000             7.53
FMR Corp.
 82 Devonshire St.
 Boston, Massachusetts 02109.......................................................     1,960,000             5.52
Herbert L. Brewer..................................................................        51,523(2)          *
Ernest E. Cook.....................................................................        37,699(3)          *
Ray H. Eubank......................................................................        49,151(3)          *
Thomas G. Finck....................................................................       167,208(4)          *
Jesse E. Hendricks.................................................................        34,435(3)          *
Fitzgerald S. Hudson...............................................................       165,000(2)(5)       *
William I. Lee.....................................................................       315,774(6)          *
John P. Lewis......................................................................        31,090(3)          *
Michael E. McMahon.................................................................         5,000(7)          *
Graeme O. Morris...................................................................        30,103(3)          *
Wellslake D. Morse, Jr.............................................................        30,683(3)          *
J.G.A. Tucker......................................................................        30,118(3)          *
Edwin D. Williamson................................................................         1,000             *
J. Otis Winters....................................................................         7,000(8)          *
John P. Tatum......................................................................        89,037(9)          *
Nick G. De'Ath.....................................................................        23,750(10)         *
Robert B. Holland, III.............................................................        48,015(11)         *
Peter Rugg.........................................................................        38,259(12)         *
All executive officers and directors as a group (19 persons, including those
 individuals named above)..........................................................     1,154,845(13)         3.20

- - - ------------------------
*    less than 1%

 (1) Includes shares of Common Stock held by wives and minor children of executive officers and directors and entities in which executive officers or directors hold a controlling interest. Certain executive officers and directors also own securities issued by corporations in which the Company owns a minority equity interest. Information with respect to beneficial ownership of shares of Common Stock by Oppenheimer Group, Inc., Dietche & Field Advisers, Inc. and FMR Corp. is based solely upon the latest reports of such entities on Schedules 13G filed with the Securities and Exchange Commission.

 (2) Includes 15,000 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

 (3) Includes 30,000 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

 (4) Includes 162,500 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

 (5) Includes 80,000 shares held by partnerships  in which Mr. Hudson owns a  1%
     interest and for which Mr. Hudson serves as general partner.

 (6) Includes 5,000 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days and 16 shares of 5% Convertible
     Preferred  Stock of the Company which  is convertible into shares of Common
     Stock after October 1, 1994.

 (7) Consists of 5,000 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

 (8) Includes 5,000 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

 (9) Includes 80,749 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days, and 6,667 shares issuable upon conversion of Debentures.

(10) Consists of 23,750 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

(11) Includes 43,750 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

(12) Includes 37,500 shares issuable upon exercise of stock options that are exercisable or exercisable within 60 days.

(13) Includes the shares issuable upon exercise of stock options and conversion of Debentures as described in the foregoing footnotes.

                             ELECTION OF DIRECTORS

    In accordance with the Bylaws of the Company, directors of the Company are divided into three classes, such classes being as nearly equal in number as possible. The Board of Directors has fixed the number of members of the Board of Directors at 13 (effective at the Annual Meeting), consisting of five members whose term of office expires in 1994, four members whose term of office expires in 1995 and four members whose term of office expires in 1996.

    At the Annual Meeting it is proposed that the nominees listed below be elected as members of the Board of Directors with terms expiring in 1997. Each such director shall be elected to serve in such capacity until the third annual meeting of shareholders to occur after the Annual Meeting or until his successor is duly elected and qualified.

INFORMATION CONCERNING DIRECTORS

    Information concerning the five nominees proposed by the Board of Directors for election as directors with terms expiring in 1997, along with information concerning the present directors whose terms of office will continue after the Annual Meeting, is set forth below.

    In the event that any of the nominees for director becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for the election in his stead of such person as management may recommend. Unless otherwise instructed on the proxy, the proxy holders will vote the proxies received by them FOR the election of the nominees shown below:

                                                                    PRINCIPAL OCCUPATION AND                     DIRECTOR
                NAME                      AGE                       OFFICES WITH THE COMPANY                       SINCE
- - - ------------------------------------  -----------  -----------------------------------------------------------  -----------
                                                         NOMINEES
                                                 PRESENT TERM EXPIRES 1994
Ernest E. Cook......................          68   Independent Oil and Gas Consultant and Independent Oil             1978
                                                    Operator
Ray H. Eubank.......................          67   Professional Consulting Engineer and Independent Oil               1969
                                                    Operator
John P. Lewis.......................          58   Managing Partner of J. Lewis Partners, L.P.                        1987
Wellslake D. Morse, Jr..............          67   Investments                                                        1978
Edwin D. Williamson.................          55   Partner, Sullivan & Cromwell                                      *

- - - ------------------------
*    Mr.  Williamson was elected as a director with a term expiring in 1995, but was nominated to serve a term expiring in 1997, at the September 1994 Board of Directors meeting.
                                     DIRECTORS CONTINUING IN OFFICE
                                       PRESENT TERM EXPIRES 1995*
Thomas G. Finck..............          48   President and Chief Executive Officer                  1992
Fitzgerald S. Hudson.........          70   Investments                                            1992
William I. Lee...............          67   Chairman of the Board                                  1966
J.G.A. Tucker................          65   Chairman of the Board of Directors of Crusader         1980
                                             Limited
                                       PRESENT TERM EXPIRES 1996*
Herbert L. Brewer............          68   Investments                                            1989
Jesse E. Hendricks...........          80   Professional Consulting Engineer                       1965
Michael E. McMahon...........          47   Managing Director, Lehman Brothers                     1993
J. Otis Winters..............          61   Chairman, Pate, Winters & Stone, Inc.                  1993
- - - ------------------------
*    The Company  intends  to  change  its fiscal  year  to  the  calendar  year effective  December 31, 1994. As a result,  the Company expects that in the future its annual  meeting of shareholders  will take place  in the  second calendar quarter, commencing in 1995.

    Except as indicated below, all of the directors and nominees for director of the Company have served in various capacities with the Company or in the capacities specified above for a period of at least five years.

    Mr. Williamson has been a partner in the law firm of Sullivan & Cromwell since 1970, except from September 1990 to January 1993 when he served as the legal adviser of the United States State Department. Sullivan & Cromwell represents the parties, including the Company, to the Cusiana field association contracts in connection with the formation of a joint stock company to construct, own and operate pipeline and related facilities to transport production from the Cusiana field.

    In August 1992, Mr. Finck became a director, President and Chief Operating Officer of the Company, and effective January 1, 1993, Mr. Finck became Chief Executive Officer. From July 1, 1991, to August 13, 1992, Mr. Finck served as President and Chief Executive Officer of American Energy Group, an independent oil and natural gas exploration and production company. From May 1984 until June 1991, Mr. Finck served as President and Chief Executive Officer of Ensign Oil & Gas Inc., a private domestic oil and gas exploration company. Mr. Finck also served as Vice President-Chief Petroleum Engineer of Morgan Guaranty Trust Company of New York from 1974 to 1980.

    Mr. Hudson's principal occupation since 1991 has been his position as general partner of Hudson Group Partners, a family investment partnership. From 1990 to 1991 Mr. Hudson was Chairman of the construction division of Willis Corroon, an insurance brokerage firm. Mr. Hudson was the Chairman and Chief Executive Officer of Collier Cobb and Associates, an insurance brokerage firm, for more than five years prior to its sale in 1990.

    Mr. Lee was Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years prior to January 1993 when Mr. Finck succeeded him as Chief Executive Officer. Mr. Lee has continued to serve as Chairman of the Board.

    Mr. Tucker has been Chairman of the Board of Crusader Limited, a corporation in which the Company holds a 49.9% equity interest, for more than five years. He is also a retired senior partner of the firm of Hungerford Hancock & Offner, Chartered Accountants, Brisbane, Australia, where he served for more than five years prior to his retirement.

    Mr. Brewer served as Chairman of the Board and Chief Executive Officer of Triton Europe plc, as well as Senior Vice President of the Company, until his retirement on December 31, 1991.

    Mr. McMahon became a Managing Director of Lehman Brothers in October 1994. Prior to joining Lehman Brothers, Mr. McMahon was a partner in Aeneas Group, Inc., a subsidiary of Harvard Management Company, Inc., from January 1993. Harvard Management Company, Inc. is a private investment company responsible for managing the endowment fund of Harvard University. Mr. McMahon was primarily responsible for the fund's energy and commodities investments. From 1989 through 1992 Mr. McMahon was a Managing Director of Salomon Brothers, Inc., responsible for investment banking activities with energy and chemical companies worldwide. Mr. McMahon served as a Managing Director of Lehman Brothers from 1983 to 1989, with responsibility for coordinating that firm's investment banking activities with energy and mining companies worldwide.

    Mr. Winters has been Chairman of Pate, Winters & Stone, Inc., a corporate consulting firm since 1990.

    Mr. Finck is a director of New Zealand Petroleum Company Limited, a corporation in which the Company holds a 33.7% equity interest, and Crusader Limited; Mr. Cook is on the Board of Directors of Input/Output, Inc.; Mr. McMahon is a director of Tejas Power Corp. and Marine Drilling Company; and Mr. Winters is on the Board of Directors of American Medical Technologies, Inc., Liberty Bancorp, Inc., Trident NGL, Inc. and United Medicorp, Inc. As far as is known to the management of the Company, no other director or nominee for director of the Company is a director of any company (other than the Company) that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that is subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

    As far as is known to the Company, no family relationships exist (i) between the directors and the nominees for director of the Company, or (ii) between the directors or nominees for director and the officers of the Company.

                      MEETINGS OF DIRECTORS AND COMMITTEES

    During the fiscal year ended May 31, 1994, the Board of Directors held ten meetings. Other than Messrs. Morris and Tucker (both of whom reside in Australia), each director attended no less than 75% of these meetings and of the meetings of the committees of the Board of Directors on which he served.

    The Board of Directors has an Audit Committee, of which Mr. Lewis is Chairman, composed of Messrs. Cook, Eubank, Hendricks, Lewis and Winters. The committee held five meetings during the fiscal year ended May 31, 1994. The functions performed by the Audit Committee include the selection of the independent auditors, along with the review in conjunction with the independent auditors of the plans and scope of the audit engagement. The committee also reviews with the independent auditors the results of their examination, approves the fee charged by the independent auditors and reviews the Company's internal controls.

    The Board of Directors has an Executive Committee, of which Mr. Winters is Chairman, composed of Messrs. Finck, Hudson, Lee, Lewis and Winters. The Executive Committee has the authority, subject to restrictions imposed by Texas law and the Company's Bylaws, to act for the Board of Directors. The Executive Committee has been specifically authorized by the Board of Directors to recommend nominees for election to the Board of Directors and to fill additional directorships that may be created, and to fill vacancies that may exist on the Board of Directors. The Executive Committee will consider nominees recommended by shareholders. Recommendations by shareholders should be submitted to the Secretary of the Company and should identify the nominee by name and provide detailed background information. The Executive Committee held five meetings during the fiscal year ended May 31, 1994.

    The Board of Directors also has a Compensation Committee, of which Mr. Hudson is Chairman, composed of Messrs. Brewer, Hudson, McMahon and Morse. The Compensation Committee held four meetings during the fiscal year ended May 31, 1994. This committee reviews and recommends the compensation to be paid to employees and reviews, interprets and helps administer the 401(k) plan and the various existing stock option, restricted stock and convertible debenture plans.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were executive officers at fiscal year end, based on salary and bonus earned during fiscal 1994.

                                                                                              LONG TERM COMPENSATION
                                                                                          ------------------------------
                                                         ANNUAL COMPENSATION                          AWARDS
                                             -------------------------------------------  ------------------------------
           NAME AND                                                      OTHER ANNUAL     RESTRICTED STOCK    OPTIONS/
      PRINCIPAL POSITION        FISCAL YEAR   SALARY($)    BONUS($)     COMPENSATION($)      AWARD(S)($)     SARS (#)(2)
- - - ------------------------------  -----------  -----------  -----------  -----------------  -----------------  -----------
Thomas G. Finck ..............        1994      520,833      225,000          9,750              --             150,000
 President and Chief                  1993      405,979       --              --                 --             250,000
 Executive Officer                    1992       --           --              --   (1)           --              --
John P. Tatum ................        1994      329,167       --             10,567              --             150,000
 Executive Vice President,            1993      231,145       --              --                 --              80,000
 Operations                           1992      199,000      839,645          --   (1)           --              36,000
Nick G. De'Ath(4) ............        1994      190,000       --             18,582              --              75,000
 Senior Vice President,               1993       --           --              --                 --              20,000
 Exploration                          1992       --           --              --   (1)           --              --
Robert B. Holland, III(5) ....        1994      314,583      150,000          2,339              --             100,000
 Senior Vice President,               1993      125,000       --              --                 --              75,000
 General Counsel and                  1992       --           --              --   (1)           --              --
 Secretary
Peter Rugg(6) ................        1994      279,167      100,000         32,260              --             100,000
 Senior Vice President and            1993       34,091       --              --                 --              50,000
 Chief Financial Officer              1992       --           --              --   (1)           --              --


                                    PAYOUTS        ALL OTHER
           NAME AND             ---------------   COMPENSATION
      PRINCIPAL POSITION        LTIP PAYOUTS(#)      ($)(1)
- - - ------------------------------  ---------------  --------------
Thomas G. Finck ..............        --               --
 President and Chief                  --               --
 Executive Officer                    --               --
John P. Tatum ................        --               --
 Executive Vice President,            --             94,006(3)
 Operations                           --               --
Nick G. De'Ath(4) ............        --               --
 Senior Vice President,               --               --
 Exploration                          --               --
Robert B. Holland, III(5) ....        --               --
 Senior Vice President,               --               --
 General Counsel and                  --               --
 Secretary
Peter Rugg(6) ................        --               --
 Senior Vice President and            --               --
 Chief Financial Officer              --               --

- - - ------------------------------
(1) Disclosure of Other Annual Compensation and All Other Compensation is not required for 1992.
(2) Options to acquire shares of Common Stock. Does not include Debentures purchased by the named executive officers under the Debenture Plan. See "Debenture Purchase."
(3) Represents the market value of 2,482 shares of Common Stock allocated to Mr. Tatum pursuant to the ESOP, which value is based on the closing price of the Common Stock as of May 31, 1994 as reported on the New York Stock Exchange Composite Tape.
(4)  Mr. De'Ath's employment by the Company commenced April 5, 1993.
(5)  Mr. Holland's employment by the Company commenced January 4, 1993.
(6)  Mr. Rugg's employment by the Company commenced April 13, 1993.

OPTION GRANTS DURING 1994 FISCAL YEAR

    The following table provides information related to options and stock appreciation rights granted to the named executive officers during fiscal 1994.

                                           INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                        --------------------------------------------------------          VALUE AT
                         NUMBER OF                                                  ASSUMED ANNUAL RATES
                        SECURITIES                                                     OF STOCK PRICE
                        UNDERLYING     % OF TOTAL                                 APPRECIATION FOR OPTION
                         OPTIONS/     OPTIONS/SARS                                        TERM(1)
                           SARS        GRANTED TO    EXERCISE OR                  ------------------------
                          GRANTED     EMPLOYEES IN   BASE PRICE     EXPIRATION
                          (#)(2)      FISCAL YEAR     ($/SH)(3)        DATE       0%    5%($)     10%($)
                        -----------   ------------   -----------   -------------  --  ---------  ---------
Thomas G. Finck.......    150,000           10.6        32.25      Oct. 21, 2003  --  3,042,278  7,709,729
John P. Tatum.........     50,000                       32.25      Oct. 21, 2003  --  1,014,094  2,569,910
                          100,000         10.6          32.00       May 19, 2004  --  2,012,463  5,099,976
Nick G. De'Ath........     75,000          5.3          32.25      Oct. 21, 2003  --  1,521,139  3,854,865
Robert B. Holland,
 III..................    100,000          7.1          32.25      Oct. 21, 2003  --  2,028,185  5,139,819
Peter Rugg............    100,000          7.1          32.25      Oct. 21, 2003  --  2,028,185  5,139,819

- - - ------------------------
(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock from the date of grant to the expiration date. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.

(2) Options to acquire shares of Common Stock. Options become exercisable with respect to 25% of the shares covered thereby on each anniversary of the date of grant. In the event of a Change of Control (as hereafter defined) of the Company, however, any unexercisable portion of the options will become immediately exercisable.

(3) The exercise price is equal to the closing price of the Common Stock as of the date of grant as reported on the New York Stock Exchange Composite Tape. The exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

OPTION EXERCISES DURING 1994 FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

    The following table provides information related to options and stock appreciation rights exercised by the named executive officers during the 1994 fiscal year and the number and value of options held at fiscal year end.

                                                                                                            VALUE OF
                                                                                                           UNEXERCISED
                                                                                                           IN-THE-MONEY
                                                                                  NUMBER OF SECURITIES      OPTIONS/
                                                                                       UNDERLYING             SARS
                                                                                UNEXERCISED OPTIONS/SARS    AT FY-END
                                                SHARES                               AT FY-END (#)           ($)(1)
                                              ACQUIRED ON          VALUE       --------------------------  -----------
NAME                                          EXERCISE(#)       REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE
- - - -----------------------------------------  -----------------  ---------------  -----------  -------------  -----------
Thomas G. Finck..........................         --                --             62,500        337,500       --
John P. Tatum............................         --                --             54,249        238,627      379,336
Nick G. De'Ath...........................         --                --              5,000         90,000       --
Robert B. Holland, III...................         --                --             18,750        156,250        4,688
Peter Rugg...............................         --                --             12,500        137,500       --


NAME                                       UNEXERCISABLE
- - - -----------------------------------------  -------------
Thomas G. Finck..........................        75,000
John P. Tatum............................       342,815
Nick G. De'Ath...........................        37,500
Robert B. Holland, III...................        64,063
Peter Rugg...............................        50,000

- - - ------------------------
(1) Value at fiscal year end is calculated based on the difference between the option or SAR exercise price and the closing market price of the Common Stock at May 31, 1994 multiplied by the number of shares to which the option relates. On May 31, 1994, the closing price as reported by the New York Stock Exchange Composite Tape was $32.75.

PENSION PLAN TABLE

    The following table lists estimated annual benefits payable upon retirement under the Company's Retirement Income Plan ("Retirement Plan"), including amounts attributable to the Company's Supplemental Executive Retirement Plan ("SERP"), to participants with varying average earnings levels and years of service.

                                                           YEARS OF CREDITED SERVICE
                                        ---------------------------------------------------------------
REMUNERATION                                10           15           20           25           30
- - - --------------------------------------  -----------  -----------  -----------  -----------  -----------
$100,000..............................  $    37,500  $    38,200  $    38,800  $    39,500  $    40,100
 150,000..............................       63,300       64,300       65,300       66,300       67,300
 200,000..............................       88,300       89,300       90,300       91,300       92,300
 250,000..............................      113,300      114,300      115,300      116,300      117,300
 300,000..............................      138,300      139,300      140,300      141,300      142,300
 350,000..............................      163,300      164,300      165,300      166,300      167,300
 400,000..............................      188,300      189,300      190,300      191,300      192,300
 450,000..............................      213,300      214,300      215,300      216,300      217,300
 500,000..............................      238,300      239,300      240,300      241,300      242,300
 550,000..............................      263,300      264,300      265,300      266,300      267,300
 600,000..............................      288,300      289,300      290,300      291,300      292,300

    Payments made under the Retirement Plan and SERP are based on years of service and annual earnings. Salary and wages are included in the calculation of average earnings, but bonuses, overtime, severance pay, overrides, royalties and fringe benefits are excluded.

    Under the Retirement Plan, the benefit which a participant is entitled to receive at his normal retirement date (age 65) is equal to .8% of his average monthly compensation multiplied by his years of service, not to exceed 30 years plus .65% of his excess average monthly compensation multiplied by his years of service, not to exceed 30 years. The Retirement Plan also provides an optional early retirement benefit under which a participant may qualify for a reduced pension after the attainment of age 55 and the completion of ten years of service. Such benefit is further reduced if distribution commences prior to the participant's normal retirement date.

    The SERP provides supplemental benefits to selected employees who are also participants in the Retirement Plan. The benefit levels under the SERP on normal or early retirement are based on the participant's final salary at retirement reduced by the participant's accrued benefit under the Retirement Plan and further reduced by the participant's primary Social Security benefits. A maximum of 50% of the participant's final salary will be payable annually from the SERP. A participant's right to receive a benefit is forfeited in the event a participant's employment is terminated for cause. A participant vests in his retirement benefit over a ten-year period. A participant's vesting is accelerated upon the occurrence of any of the following events (a "Change of Control"): (i) the consummation of a merger or consolidation of the Company, where the Company is not the surviving corporation, or the sale or other transfer of all or substantially all of the Company's assets, (ii) the shareholders of the Company approve a plan of liquidation of the Company, (iii) any person or group becomes, without the prior approval of the Board of Directors, a beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing 25% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors of the Company, unless the nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office.

    The SERP generally provides that a participant may elect to receive benefits under the SERP in equal monthly installments over a period of 15 years or for the remainder of the lifetime of the participant and his spouse. The Company has purchased life insurance to fund the Company's obligations to participants.

    For fiscal 1994, the remuneration included in the computation of annual earnings under the Retirement Plan and the SERP for each of the executive officers named in the Summary Compensation Table was as follows: Thomas G. Finck, $550,000; John P. Tatum, $350,000; Nick G. De'Ath, $200,000; Robert B.
Holland, III, $325,000; and Peter Rugg, $300,000. The years of credited service under the Retirement Plan and the SERP for each of those individuals was as follows: Thomas G. Finck, 1; John P. Tatum, 13; Nick G. De'Ath, 1; Robert B. Holland, III, 1; and Peter Rugg, 1.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of the Board of Directors of the Company is composed of non-employee directors. The Compensation Committee, as part of its review and consideration of executive compensation, takes into account, among other things, the following goals:

    - Provision of incentives and rewards that will attract and retain highly qualified and productive people;

    - Motivation of employees to high levels of performance;

    - Differentiation of individual pay based on performance;

    - Ensuring external competitiveness and internal equity; and

    - Alignment of Company, employee and shareholder interests.

    The principal components of executive compensation are base pay, discretionary bonus, and long-term incentives in the form of stock options and convertible debentures. Executive compensation also includes various benefit and retirement programs. The Compensation Committee believes that an emphasis on equity compensation is in the best interests of the Company's shareholders because it more closely aligns management and shareholder interests and maximizes the availability of cash for significant capital expenditures such as those contemplated for development of the Company's Colombian properties.

    Since August 1992, the Company has recruited successors to most of its senior management. In doing so, the Company negotiated separate compensation packages, the principal components of which were base salaries and stock options, with its current Chief Executive Officer, its Senior Vice Presidents (including its Chief Financial Officer, General Counsel and heads of exploration and operations),  and  several  Vice  Presidents.  Those  individuals'  compensation packages were determined by negotiations based on what the Compensation Committee and the entire Board of Directors determined to be reasonable and necessary to attract and properly incentivize highly qualified senior executives.

    CHIEF EXECUTIVE OFFICER'S 1994 COMPENSATION. The Compensation Committee determines the compensation of Thomas G. Finck, the Company's Chief Executive Officer and President, and is responsible for making all decisions with regard to his compensation. During 1992, Mr. Finck joined the Company as President and Chief Operating Officer. Mr. Finck's initial base compensation of $360,000, the opportunity for an incentive bonus in the discretion of the Compensation Committee and a stock option grant of 250,000 shares, was a package that resulted from negotiations with Mr. Finck, and was designed to induce Mr. Finck to join the Company and to align a significant portion of his potential compensation to shareholder interests. The Company also agreed to guarantee up to $1.3 million in indebtedness that may be incurred by Mr. Finck to finance the acquisition or construction of his primary residence.

    On January 1, 1993, Mr. Finck, as planned upon the retirement of W. I. Lee, became Chief Executive Officer. Mr. Finck's increased base salary of $480,000 reflected the increase in Mr. Finck's responsibilities.

    During fiscal 1994, the Compensation Committee considered the progress that had been achieved by the new senior management team in meeting various corporate objectives, including progress in negotiating agreements relating to the Malaysia-Thailand Joint Development Area, raising capital to finance the Company's substantial capital expenditures, restructuring the Company's assets and operations, disposing of non-core assets, resolving various contingencies, and enhancing the Company's reputation, and, based on its assessment of that progress, approved bonuses to various members of senior management, including Mr. Finck who received a bonus of $225,000, and increases in their base salaries. Mr. Finck's base salary was increased to $550,000.

    In considering external competitiveness as part of determining Mr. Finck's compensation, the Committee considered, among other things, executive compensation of other companies, including those listed under "Stock Performance Chart," taking into account perceived differences in the circumstances between the Company and those companies. The Committee has considered the establishment of objective goals as a basis for its executive compensation recommendations, but believes that a subjective assessment of management's performance is more appropriate given the nature of the Company's exploration business, the status of the Company's major assets (including its Colombian and Malaysia-Thailand interests), and the influence on the Company's results of operations and stock price of factors deemed largely beyond management's control (such as fluctuations in the price of oil and gas).

    COMPENSATION COMMITTEE MEMBERS. This report is submitted by the members of the Compensation Committee of the Board of Directors:

    Fitzgerald S. Hudson, Chairman
    Herbert L. Brewer
    Michael E. McMahon
    Wellslake D. Morse, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Herbert L. Brewer served as Chairman of the Board and Chief Executive Officer of Triton Europe plc and as a Senior Vice President of the Company until his retirement on December 31, 1991.

STOCK PERFORMANCE CHART

    The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended May 31, 1994 with the cumulative total return on the S&P 500 Index and a peer group selected by the Company consisting of businesses engaged in oil and gas exploration and development. The comparison assumes $100 was invested on May 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The returns of each issuer in the selected peer group have been weighted according to the respective issuer's stock market capitalization as of the beginning of each period.
                            CUMULATIVE TOTAL RETURN

BASED ON REINVESTMENT OF $100 BEGINNING MAY 31, 1989

                          MAY 89   MAY 90   MAY 91   MAY 92   MAY 93   MAY 94
                          ------   ------   ------   ------   ------   ------
Triton Energy Corp......   $100     $ 85     $135     $216     $269     $232
S&P 500-R-..............   $100     $117     $130     $143     $160     $167
Custom Composite Index
 (11 stocks)............   $100     $123     $102     $ 89     $ 94     $ 84

The  11-stock Custom  Composite Index  includes Apache  Corp., Enterprise Oil
 Plc, Lasmo Plc, Louisiana Land & Exploration Co., Maxus Energy Corp., Murphy
 Oil Corp., Oryx Energy Corp., Pogo Producing Co., Ranger Oil Ltd., Santa  Fe
 Energy Resources Inc. and Union Texas Petroleum Holdings Inc.

EMPLOYMENT AGREEMENTS

    All executive officers of the Company have executed Employment Agreements with the Company. These Employment Agreements expire on December 31, 1994, but are subject to automatic yearly extensions except upon certain events.

    Among other provisions, these agreements provide that, in consideration for remaining in the employ of the Company, each such officer is entitled, subject to certain conditions, to receive certain benefits in the event of a Change of Control of the Company. If an officer of the Company is terminated for a reason other than (a) his death, disability or retirement, (b) for cause, or (c) his voluntary termination other than for good reason, such officer would be entitled to receive from the Company a lump sum severance payment equal to the sum of the following amounts: (i) the officer's full base salary through his date of termination at the rate then in effect, (ii) an amount equal to two times the officer's annual base salary, (iii) certain relocation and indemnity payments, along with all legal fees and expenses incurred by the officer as a result of the termination, and (iv) in the event the officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of the Change of Control, an amount equal to the product of
(x) 25% multiplied by (y) the amount of any "excess parachute payment" received by the officer as described in the provisions of Section 280G(b) of the Code. In the event that an officer receives a "parachute payment" as the result of a Change of Control, such payment would be deemed to be an "excess parachute payment" if it equals or exceeds 300% of the officer's "base amount," generally the average annual compensation received by the officer over the five most recent tax years. The "excess parachute payment" is computed as that portion of the "parachute payment" which exceeds the "base amount." In addition, unless the officer is terminated for cause, the Company must maintain in full force and effect for the continued benefit of the officer for a two-year period after the date of termination, all benefit plans and programs or arrangements (or similar plans and programs or arrangements) in which the officer was entitled to participate immediately prior to the date of termination.

DIRECTORS' COMPENSATION

    CASH REMUNERATION. During fiscal 1994 each director who was not also an officer or employee of the Company was entitled to receive $20,000 annually, plus $1,000 (or, beginning April 1994, $2,000 in the case of committee chairmen) for each board or committee meeting attended. Members of the Board of Directors are also reimbursed for travel expenses to meetings of the Board of Directors and its committees.

    RETIREMENT PLAN FOR DIRECTORS. The Company has adopted a retirement plan for Directors to provide certain benefits to outside directors of the Company. In order to be entitled to receive any benefits under the retirement plan for Directors, a director must have served as an "outside director" for an aggregate of not less than five complete years or, if a director has served less than an aggregate of five complete years as an "outside director," (i) have had his service on the board as an "outside director" terminated due to death or disability or (ii) have a Change of Control of the Company occur while he was a director. An "outside director" is defined in the retirement plan as a director who is not a full or part-time employee of the Company or who, other than as a director, does not act, directly or indirectly, for the Company under any consulting contract or agreement for the provision of services which provides for compensation in excess of $60,000 during any fiscal year.

    Benefits under the Retirement Plan for Directors are payable quarterly and commence at the beginning of the Company's fiscal quarter next following the later of the date on which a director (i) attains age 65 or (ii) retires from the Board of Directors; provided that if a director retires from the board due to his death or disability, the payments to such director or his estate will commence at the beginning of the Company's fiscal quarter next following the date of such director's death or retirement, as the case may be. The payment of benefits continue for a period equal to the lesser of (i) the number of years and parts thereof, rounded upwards to the nearest six months, during which such director served as an outside director or (ii) ten years. The Company may elect in its discretion to pay a retired director, with the consent of such director or his estate, a lump sum representing the present value of the quarterly payments otherwise payable.

    Under the Retirement Plan for Directors, the total benefits payable to a director for each year that he receives benefits thereunder are equal to the greater of (i) the annual stipend payable to such director effective for the fiscal year of the Company in which he retires or (ii) the annual stipend payable to such director for the Company's fiscal year prior to the fiscal year in which he retires.

    STOCK OPTION GRANTS. Pursuant to the Company's Amended and Restated 1992 Stock Option Plan, on November 15 of each year, outside directors automatically receive grants of nonqualified stock options to purchase 15,000 shares of Common Stock. The options become exercisable at the rate of 33 1/3% per year on each anniversary of the date of grant and terminate on the tenth anniversary of the date of grant. The exercise price of the options is equal to fair market value of the Common Stock on the date of grant. Each of Messrs. Brewer, Cook, Eubank, Hendricks, Hudson, Lee, Lewis, McMahon, Morris, Morse, Tucker and Winters on November 15, 1993 received options to purchase 15,000 shares of Common Stock at an exercise price of $32 1/4.

    STOCK APPRECIATION RIGHTS PLAN. Effective November 12, 1987, the Company adopted the Triton Energy Corporation 1988 Stock Appreciation Rights Plan (the "SAR Plan"). Under the SAR Plan, Stock Appreciation Rights ("SARs") equivalent in the aggregate of up to 200,000 shares of Common Stock, subject to adjustment as provided below, may be granted from time to time to non-employee directors of the Company. Presently, there are twelve directors eligible to participate in the SAR Plan.

    The SAR Plan is administered by the Board of Directors; however, the Board of Directors may in its discretion at any time delegate such administrative authority to a committee of the Board of Directors comprised of disinterested directors.

    An SAR, upon exercise, will allow the holder thereof to receive in cash the difference between the SAR's Price and the fair market value of the shares of Common Stock covered by the SAR on the date of exercise. The "SAR's Price" is established by the Board of Directors at the time the SARs are granted, at a price not less than the fair market value (but in no event less than the par value) of the shares of Common Stock covered by such SARs on the date of grant.

    Subject to the conditions described below, SARs granted under the SAR Plan generally become exercisable after one year following the date of grant with respect to 50% of the shares of Common Stock covered thereby. The remaining 50% increment becomes exercisable two years from the date of grant.

    The period during which an SAR may be exercised is specified in the Stock Appreciation Rights Agreement (the "SAR Agreement") with respect to each SAR granted. In any event, such period shall terminate at the earliest of (i) the expiration of 10 years from the date on which such SARs were granted, (ii) the expiration of three months from the date on which the holder terminates his or her membership on the Board of Directors except by reason of death or disability, or (iii) the expiration of 12 months after the holder's membership on the Board of Directors is terminated by reason of such holder's death or disability.

    The exercise price is subject to appropriate adjustment upon (i) the issuance of stock dividends and (ii) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock. The SAR Plan reserves the right of the Board of Directors to accelerate the time at which any SAR shall become exercisable. The form of SAR Agreement also provides that in the event of a Change of Control all SARs shall automatically be accelerated and exercisable in full. All SARs are non-transferable except by will or the laws of descent and distribution.

    The SAR Plan will terminate on November 12, 1997. The Board of Directors may amend, suspend or discontinue the SAR Plan. However, absent the consent of the holder of an SAR, no such amendment or suspension may substantially impair such holder's SAR Agreement. During fiscal 1994, Messrs. Eubank and Tucker realized $107,318.75 and $123,125.00, respectively, upon exercise of SARs.

    OTHER.   Since January 1,  1993, when he ceased  to serve as Chief Executive
Officer of the Company, Mr. Lee has received a monthly consulting fee of $15,000.

DEBENTURE PURCHASE

    In April 1994, the executive officers of the Company purchased from the Company an aggregate of $6,281,250 principal amount of debentures convertible into shares of the Company's Common Stock at the conversion price of $25.125 per share, the market value of the Common Stock at the date of purchase. The consideration for the debentures given by each executive officer was a personal promissory note payable to the Company in a principal amount equal to the principal amount of the debentures purchased. As a result, the executive officers were indebted to the Company in the following amounts. The notes bear interest at the rate of prime (the interest rate payable by the Company under the debentures) plus 1/8% per annum.

                                                                                                PRINCIPAL AMOUNT
                                                                                                       OF
               NAME                                          POSITION                             INDEBTEDNESS
- - - -----------------------------------  --------------------------------------------------------  ------------------
Thomas G. Finck....................  President and Chief Executive Officer                       $    1,507,500
John P. Tatum......................  Executive Vice President, Operations                             1,256,250
Nick G. De'Ath.....................  Senior Vice President, Exploration                                 753,750
Robert B. Holland, III.............  Senior Vice President, General Counsel and Secretary             1,005,000
Peter Rugg.........................  Senior Vice President and Chief Financial Officer                1,005,000
A. E. Turner, III..................  Senior Vice President, Operations                                  753,750

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    By letter dated February 10, 1993, the Company requested proposals from several independent accountants, including KPMG Peat Marwick, the Company's former independent accountants, to perform audit services regarding the Company's financial statements. On February 23, 1993, KPMG Peat Marwick advised the Company that it declined to submit such a proposal and instead resigned as the Company's independent accounting firm.

    The report of KPMG Peat Marwick on the Company's financial statements for the 1992 fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during fiscal 1992 and any subsequent interim periods during which KPMG Peat Marwick served as the Company's independent accountants, there have been no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. In its last annual management letter, KPMG Peat Marwick commented upon what it considered to be certain material weaknesses in the Company's internal control structure. The Company does not consider the subsidiaries to which the material weaknesses related to be material to the value of the Company taken as a whole. The Company has authorized KPMG Peat Marwick to respond fully to any inquiries by any successor independent accountants concerning all of the above matters.

    After soliciting and considering proposals from accounting firms, the Board of Directors selected Price Waterhouse as the Company's independent accounting firm for its fiscal years ending May 31, 1993 and 1994. The Company has elected to change its fiscal year from May 31 to December 31. Price Waterhouse has also been selected as the Company's independent accounting firm for the seven month transition period ending December 31, 1994. Representatives of Price Waterhouse will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make such statements as they desire.

    During the Company's two preceding fiscal years through the date on which Price Waterhouse was engaged, neither the Company nor anyone acting on its behalf consulted Price Waterhouse regarding either the application of accounting principles to a completed or proposed specific transaction, the type of audit opinion that might be rendered on the Company's financial statements, or any accounting disagreement or reportable event of the type described in paragraphs 304(a)(1)(iv) or (v) of Regulation S-K promulgated by the Securities and Exchange Commission.

                            SECTION 16 REQUIREMENTS

    Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it with respect to fiscal 1994, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that one late report covering one transaction was filed by Jesse E. Hendricks, a director of the Company.

                             SHAREHOLDER PROPOSALS

    Because the Company's 1995 Annual Meeting of Shareholders is expected to occur in the second calendar quarter of 1995, any shareholder who desires to present proposals to such Annual Meeting of Shareholders of the Company and to have such proposals set forth in the proxy statement mailed in conjunction with such Annual Meeting must submit such proposals to the Company no later than December 31, 1994. Any shareholder may submit any such proposal to Triton Energy Corporation, Attention: Robert B. Holland, III, Esq., Senior Vice President, General Counsel and Secretary, 6688 North Central Expressway, Suite 1400,
Dallas, Texas 75206. All shareholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

                                 OTHER MATTERS

    The Annual Report to Shareholders for the fiscal year ended May 31, 1994, which includes financial statements, is enclosed herewith. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the Annual Meeting.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED MAY 31, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO TRITON ENERGY CORPORATION, ATTN: INVESTOR RELATIONS, 6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75206 (TELEPHONE (214) 691-5200). THE COMPANY WILL ALSO FURNISH SUCH ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO INVESTOR RELATIONS, AND CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE COMPANY

ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 10, 1994. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A $.15 PER PAGE FEE.

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation thereof will be borne by the Company.

    Georgeson & Co., Inc. has been retained by the Company to aid in the solicitation of proxies, for a fee of $12,000 plus $6.00 per individual solicitation if assigned and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company who will not receive additional compensation for such services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held by such persons, and the Company will reimburse them for reasonable expenses incurred by them in connection therewith.

    All information contained in the Proxy Statement relating to the occupations and security holdings of directors and executive officers of the Company is based upon information received from the individual directors and executive officers.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE ADDRESSED TO THE COMPANY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors
                                          Robert B. Holland, III
                                          SECRETARY
Dallas, Texas
October 3, 1994

                           TRITON ENERGY CORPORATION
                      PROXY-ANNUAL MEETING OF SHAREHOLDERS

P
R
O
X
Y


The undersigned hereby appoints Thomas G. Finck and Robert B. Holland, III, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the reverse side, all stock of Triton Energy Corporation owned by the undersigned, at the Annual Meeting of Shareholders to be held at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas 75231 on Thursday, November 10, 1994, 11:00 A.M., local time, upon such business as may properly come before the meeting or any adjournment including the following as set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND (II) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING ON ANY ADJOURNMENT THEREOF.

            (Continued, and to be signed and dated on reverse side)


                                                                   -------------
                                                                    See Reverse
                                                                       Side
                                                                   -------------

                                                                /x/ PLEASE MARK
                                                                    YOUR CHOICES
                                                                     LIKE THIS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          ________________
               COMMON
- - - --------------------------------------------------------------------------------

1.  Election as Directors of the nominees listed below
    (except as indicated to the contrary below).

Nominees:  Ernest E. Cook, Ray H. Eubank,
           John P. Lewis, Wellslake D. Morse, Jr.
           and Edwin D. Williamson

2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.


FOR                      WITHHELD

/ /                        / /

            / / _______________________________________________________________
                For all nominees except as noted above.


Please date, sign exactly as shown herein and mail promptly this proxy in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or trustee, please add your title as such. If executed by corporation, the proxy should be sign ed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.


Signature________________________________________Date___________________________

Signature________________________________________Date___________________________